Exhibit 10.2

2023 OMNIBUS AMENDMENT TO EMPLOYMENT AGREEMENTS

This 2023 Omnibus Amendment (this “2023 Amendment”) is entered into effective as of January 1, 2023 (the “Amendment Effective Date”) between Crestwood Operations LLC (the “Employer”), and each of Robert G. Phillips (“Phillips”), Robert Halpin (“Halpin”), Steven Dougherty (“Dougherty”), Joel Lambert (“Lambert”), William H. Moore (“Moore”), Diaco Aviki (“Aviki”) and John Black (“Black”). Phillips, Halpin, Dougherty, Lambert, Moore, Aviki and Blark are the collectively referred to herein as the “Employees.”

RECITALS

WHEREAS, the Employer and Phillips are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Phillips Employment Agreement”);

WHEREAS, the Employer and Halpin are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Halpin Employment Agreement”);

WHEREAS, the Employer and Dougherty are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Dougherty Employment Agreement”);

WHEREAS, the Employer and Lambert are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Lambert Employment Agreement”);

WHEREAS, the Employer and Moore are parties to that certain Employment Agreement effective as of January 21, 2014 (as amended, the “Moore Employment Agreement” and, together with the Phillips Employment Agreement, Halpin Employment Agreement, Dougherty Employment Agreement and Lambert Employment Agreement, the “2014 Employment Agreements”);

WHEREAS, the Company and Phillips, Halpin, Dougherty, Lambet and Moore previously entered into an omnibus amendment to each of the 2014 Employment Agreements dated February 22, 2018;

WHEREAS, the Employer and Aviki are parties to that certain Amended and Restated Employment Agreement effective as of January 18, 2022 (as amended, the “Aviki Employment Agreement”);

WHEREAS, the Employer and Black are parties to that certain Employment Agreement effective as of August 15, 2022 (as amended, the “Black Employment Agreement”);

WHEREAS, the Company and Employees desire to amend the 2014 Employment Agreements, the Aviki Employment Agreement and the Black Employment Agreement (collectively, the “Employment Agreements”) in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree that the Employment Agreements are hereby amended as follows, effective as of the Amendment Effective Date:

AGREEMENTS

1. Each of the Employment Agreements is hereby amended by deleting all references to “Change in Control” from Section 2.2 and, for purposes of accelerated vesting, to apply those definitions of Cause and Employee Cause set forth in the Employment Agreements, such that the fifth sentence of Section 2.2 shall read:

“Equity awards granted to Employee under the foregoing plans shall include provisions that provide for accelerated vesting upon termination of Employee’s employment by the Employer without Cause or upon Employee’s resignation with Employee Cause.”

Employees agree that this amendment to Section 2.2 shall apply to all equity awards issued on or after January 1, 2023.

2. Each of the Employment Agreements is hereby amended by inserting the following language to the end of Section 2.2:

“If Employee’s employment is terminated by the Employer without Employer Cause or by Employee with Employee Cause, in connection with such termination any equity compensation awards vesting upon the achievement of performance conditions other than mere continued service of Employee outstanding immediately prior to such termination will become vested and nonfeitable at the greater of (i) the target level of performance with respect to such awards, or (ii) actual performance with respect to such awards determined at the time of Employee’s termination. All vested equity compensation awards will become immediately payable and settled except to the extent such accelerated settlement would result in additional taxes to Employee pursuant to Section 409A of the Code, in which case such awards will be settled at the time provided in the underlying award agreement.”

Employees agree that this amendment to Section 2.2 shall apply to all equity awards issued on or after January 1, 2023.

3. Each of the Employment Agreements is hereby amended by revising the first sentence of Section 3.3(a)(i) to be and to read in its entirety as follows:

“(iv) “Employee Cause” will existing if one of the following occurs: (A) a substantial and continuing diminution in the nature of Employee’s title, duties, responsibilities, or reporting relationship (including (x) no longer reporting directly to the board of directors or similar body of any successor to the Employer, Crestwood Equity GP, LLC or Crestwood Equity Partners LP, as applicable (the “Governing Body”) or (y) reporting to an officer whose reporting relationship to either the Governing Body or, if applicable, to the Chief Executive Officer has been diminished); (B) a material breach by Employer of any material provision of this Agreement; (C) a material and continuing reduction in the aggregated total of Employee’s Base Salary, target Bonus percentage and target equity percentage; or (D) reassignment by the Company of Employee’s principal place of employment to a location more than twenty-five (25) miles from Employee’s principal place of employment on January 1, 2023, but excluding normal business travel consistent with Employee’s duties, responsibilities and position.”

4. Each of the Employment Agreements, excluding the Phillips Employment Agreement, is hereby amended by adding the following language to the end of Section 3.3(b)(iv), to be and to read in its entirety as follows:

“If Employee’s employment is terminated under Section 3.3 during the CIC Protection Period, then the severance amount payable under Section 3.3(b)(i) above shall be increased by changing the reference to “two (2) times” to instead read “three (3) times.”

5. The definition of “Change in Control” at the end of Section 3.3(b) of the 2014 Employment Agreements is hereby deleted and, immediately thereafter, each of the Employment Agreement is hereby amended to add the following at the end of Section 3.3(b), to be and to read as follows:

““Change in Control” means, and shall be deemed to have occurred upon one or more of the following events:

(1) any direct or indirect sale, lease, exchange, liquidation, division or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership to any person or persons, other than to one or more Affiliates;

(2) the consolidation, reorganization, merger, recapitalization, exchange, division or other similar transaction (in one transaction or a series of related transactions) (any such transaction or series of transactions referred to herein as a “Merger”) pursuant to which (a) more than 50% of the combined voting power of the outstanding equity interests in the General Partner or its successor entities cease to be owned, directly or indirectly, by the Partnership, (b) more than 50% of the combined voting power of the outstanding equity interests in the Partnership or its successor entities cease to be, directly or indirectly, owned immediately following the Merger by the owners of such interests immediately prior to the Merger, or (c) the General Partner or one or more other Affiliates of the Partnership cease to be general partner(s) of the Partnership or its successor;

(3) a person or group other than the Partnership or its consolidated subsidiaries directly or indirectly becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the voting power of the then outstanding common units of the Partnership or its successor; or

(4) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board or of the board of directors or equivalent body of any successor parent of the Partnership or of the General Partner; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Partnership’s unitholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board in the ordinary course of business shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or otherwise outside the ordinary course of business.

A Change in Control shall not be deemed to have occurred as a result of a transaction or series of transactions undertaken solely for the purpose of converting the Partnership from a limited partnership to a c-corporation or limited liability company.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations, as applied to non-corporate entities. Any capitalized terms not defined in this definition shall have those definitions set forth in the Crestwood Equity Partners LP 2018 Long Term Incentive Plan.”

Employees agree that this amendment to Section 3.3(b) shall apply to any transaction occurring on or after January 1, 2023.

6. Each of the Employment Agreements is further amended by inserting new Section 4.9 to be and read as follows:

“4.9 Defend Trade Secrets Act. As provided by the Defend Trade Secrets Act, 28 U.S.C. §1833(b) (the “DTSA”), Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in (i) confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. In the event Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, if applicable, Employee may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, provided that Employee files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.”

7. Each of the Employment Agreements is further amended by inserting new Section 4.10 to be and read as follows:

“4.10 Protected Rights. Employee understands that nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Securities and Exchange Commission, or any other federal, state, or local governmental regulatory or law enforcement agency (“Government Agencies”). Employee further understands that nothing in this Agreement limits Employee’s ability to communicate with any Government Agencies or otherwise participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to or approval from the Employer. Employee can provide confidential information to Government Agencies without risk of being held liable by Employer for liquidated damages or other financial penalties. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.”

8. Each of the Employment Agreements is further amended by inserting new Section 4.11 to be and read as follows:

“4.11 Clawback. Bonus payments, equity awards, and incentive compensation paid hereunder shall be subject to any written clawback policies that the Employer, with the approval of the Board, may adopt or as may otherwise be required by applicable law or any applicable securities exchange listing standards.”

9. All references in the Employment Agreements shall be deemed to refer to such agreements as amended.

10. Except as expressly amended hereby, the Employment Agreements, as amended, are unchanged and remain in full force and effect.

11. This 2023 Amendment is made a part of, and is incorporated into, the Employment Agreement and is subject to all provisions therein (as amended hereby), including the amendments, waivers, construction, notices, governing law and entire agreement provisions thereof. This 2023 Amendment shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, Employee has hereunto set Employee’s hand and the Employer has caused this 2023 Amendment to be executed in its name on its behalf, effective as of the dates provided for herein.

EMPLOYER

By:
Name:
Title:

EMPLOYEE

By:
Name: [•]

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2023 OMNIBUS AMENDMENT TO EMPLOYMENT AGREEMENT